UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2011

AIVTECH INTERNATIONAL GROUP CO.
(Exact name of registrant as specified in charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 East, Hightech Plaza, Phase 2, Tian'an Cyber Park Futian District, Shenzhen City Guangdong Province, China	518034
(Address of principal executive offices)	(Zip Code)

+86 (139) 2349-3889
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On December 31, 2011, Mr. Huanchao Zhu resigned as the Chief Operating Officer of AIVtech International Group Co. (“we” or the “Company”). There was no disagreement between Mr. Zhu and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his resignation as the Chief Operating Officer of the Company.

Appointment of Officer

On December 31, 2011, our Board of Directors appointed Mr. Yiheng Chen as the Chief Operating Officer of the Company effective January 1, 2012.

The biographical information regarding the new officer is listed below:

Mr. Yiheng Chen, Age 50, Chief Operating Officer

Mr. Chen has extensive experience in the sales and business operation management industry.  Prior to joining us, Mr. Chen served as General Manager in ETENS Electronics Company Limited, a design and sales of electronic products company in Hong Kong since March 2003. During his work there, he was responsible for worldwide sales. He was working as head of business department and head of product department in Q’tronix Corporation, a computer peripherals manufacturer company in Taiwan from May 2001 to February 2003.  During his work there, he was responsible for new product R&D management and worldwide sales.  Mr. Chen graduated with bachelor degree in civil engineering in 1984 and master degree in 1989 from Tam Kang University in Taiwan.

Family Relationships

Mr. Chen does not have family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

On January 1, 2012, we entered into an employment agreement with Yiheng Chen, as our chief operating officer, for a period of one year until December 31, 2012. Pursuant to the employment agreement with Mr. Chen, we agreed to pay to Mr. Chen a monthly salary of 20,000 RMB, or approximately $3,200, payable monthly. Mr. Chen is also entitled to standard social security and welfare in accordance with the laws and relevant regulations of China.

Our employment agreement with Mr. Huanchao Zhu has been terminated effective December 31, 2011.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Yiheng Chen, dated January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIVTECH INTERNATIONAL GROUP CO.

Dated: January 6, 2012	By:	/s/ Jinlin Guo
Name: Jinlin Guo
Title: President, Chief Executive Officer and Chairman of the Board of Directors